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                                                                       EXHIBIT 5

                              SULLIVAN & CROMWELL
                               ST. OLAVE'S HOUSE
                               9a Ironmonger Lane
                                London EC2V 8EY
                        Telephone (011) 44-171-710-6500
                        Facsimile (011) 44-171-710-6565

                                                                   July 23, 1996

Pharmacia & Upjohn, Inc.,
Knyvett House,
The Causeway, Staines,
Middlesex TW18 3BA, England.

Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 52,900,000 shares (the "Securities") of Common Stock, par value $.01 per share, of Pharmacia & Upjohn, Inc., a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, the Securities have been validly issued and are fully paid and nonassessable.

     The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Shares" in the Prospectus. We also consent to the incorporation by reference of this opinion into a registration statement relating to the same class of securities covered by the Registration Statement that is filed with respect to the same offering pursuant to Rule 462(b) under the Securities Act of 1933. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     /s/ SULLIVAN & CROMWELL